UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 26, 2008 Date of Report (Date of earliest event reported)

CAI International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33388	94-3298884
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Embarcadero Center, Suite 2101, San Francisco, CA 94111
(Address of principal executive offices)		(Zip Code)

(415) 788-0100 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 26, 2008, CAI International, Inc., a Delaware corporation (the “Company”), entered into a Amendment No. 1 to that certain Second Amended and Restated Revolving Credit Agreement (the “First Amendment”) with Container Applications Limited, a wholly owned subsidiary of the Company organized under the laws of Barbados (“CAI Barbados”), Sky Container Trading, Inc., a California corporation and wholly owned subsidiary of the Company (the “Guarantor”), various financial institutions (collectively, the “Lenders”), Bank of America, N.A. as the administrative agent (the “Administrative Agent”) and Union Bank of California, N.A. as the co-agent for itself and the other Lenders (the “Co-Agent”). The First Amendment amends certain terms of the Credit Agreement (the “Credit Agreement”) dated as of September 25, 2007 by and among the Company, CAI-Barbados, the Lenders, the Administrative Agent and the Co-Agent.

Among other things, the First Amendment amends the Credit Agreement by increasing the maximum total commitment of the Lenders from an aggregate principal amount of $200,000,000 to $265,000,000.

The Company has further advised the Administrative Agent and the Lenders that (i) it intends to make an investment in CAI Barbados which is permitted by §9.3(e) of the Credit Agreement in the form of a contribution of all of the capital stock held by the Company in Container Applications International (UK) Ltd., Container Applications International Ltd., Container Applications (Malaysia) SDN BDH, Sky Container Trading, Ltd. and Sky Domestic Container Leasing Limited (each, a “Foreign Subsidiary,” and collectively, the “Foreign Subsidiaries”) to CAI Barbados, such that, after giving effect to such contribution, the Company will have two direct subsidiaries (i.e., CAI Barbados and Sky Container Trading, Inc.) and the Foreign Subsidiaries will be indirect subsidiaries of the Company and direct subsidiaries of CAI Barbados (the “Corporate Reorganization”). In connection with the Corporate Reorganization, the Administrative Agent will release its security interests in and pledge of sixty-sixty percent (66%) of the capital stock of each of the Foreign Subsidiaries held by the Administrative Agent for the benefit of the Lenders as collateral and security for all of the Company’s obligations under the Credit Agreement and, contemporaneously with such release, CAI Barbados, as the new owner of the equity interests in each of the Foreign Subsidiaries, will provide a security interest in and pledge of one hundred percent (100%) of the capital stock of each of the Foreign Subsidiaries to the Administrative Agent for the benefit of the Lenders as collateral security for the obligations of CAI Barbados under the Credit Agreement.

The foregoing summary of the First Amendment is qualified in its entirety by the terms of the First Amendment, which is attached hereto as Exhibit 10.1, and the Credit Agreement filed as Exhibit 10.1 to our Form 8-K on September 27, 2007.

On February 26, 2008, the Company issued a press release announcing the closing of the First Amendment. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is furnished herewith.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No. Description

10.1	Amendment No. 1 to that certain Second Amended and Restated Revolving Credit Agreement, dated as of February 26, 2008, by and among CAI International, Inc., Container Applications Limited, the guarantors listed on the signature pages thereto, various lenders, Bank of America, N.A. as administrative agent for itself and the other lenders and Union Bank of California, N.A. as co-agent for itself and the other lenders.

99.1	Press Release dated February 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated:	March 3, 2008	By:	/s/ Victor M. Garcia
			Name:	Victor M. Garcia
			Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to that certain Second Amended and Restated Revolving Credit Agreement, dated as of February 26, 2008, by and among CAI International, Inc., Container Applications Limited, the guarantors listed on the signature pages thereto, various lenders, Bank of America, N.A. as administrative agent for itself and the other lenders and Union Bank of California, N.A. as co-agent for itself and the other lenders.

99.1	Press Release dated February 26, 2008